UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OKTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Okta, Inc.

100 First Street, Suite 600

San Francisco, CA 94105

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on June 16, 2020

This supplement, dated June 5, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Okta, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 5, 2020, relating to the Company’s Annual Meeting of Stockholders to be held on June 16, 2020. The purpose of this supplement is solely to revise the disclosure under the heading “Delinquent Section 16(a) Reports” on page 56 of the Proxy Statement to report Section 16(a) reports that were not timely filed.

Accordingly, such disclosure is amended and restated in its entirety to read as follows:

“DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the NASDAQ. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2020, we believe that for fiscal 2020, all required reports were filed on a timely basis under Section 16(a), except for (A) Messrs. Kerrest, McKinnon, Losch, Race and Runyan each had one report relating to the quarterly vesting on September 15, 2019 of one previously reported RSU award that was inadvertently filed one day late on September 18, 2019, (B) Messrs. Kerrest, McKinnon, Losch and Race each had one report relating to quarterly vesting on December 15, 2019 of one previously reported RSU award that was inadvertently filed one day late on December 18, 2019, (C) Mr. Kramer had one report relating to the quarterly vesting on December 15, 2019 of two previously reported RSU awards that was inadvertently filed one day late on December 18, 2019 and (D) one late report on Form 4 due to an inadvertent administrative error, relating to a pro rata, in-kind distribution, and not a purchase or sale, of securities without consideration, by a limited partnership to Mr. Kourey, one of its partners.

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 are available at www.proxyvote.com or www.investor.Okta.com.